Exhibit 10.1

2017 Executive Officer Annualized Base Salaries

The annualized base salaries for Omnicell’s executive officers for 2017 are as follows:

Name	Title	2017 Annualized Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$660,000
Peter J. Kuipers	Executive Vice President and Chief Financial Officer	$375,000
J. Christopher Drew	President, North American Automation	$375,000
Robin G. Seim	President, Global Automation and Medication Adherence	$375,000
Nhat Ngo	Executive Vice President, Strategy and Business Development	$300,000
Dan S. Johnston	Executive Vice President and Chief Legal and Administrative Officer	$300,000
Jorge Taborga	Executive Vice President, Engineering	$285,000